_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 14, 2004

         Sequoia Residential Funding, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-112334	35-2170972
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway Suite 3160 Mill Valley, California	94941
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 381-1765

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

In connection with the offering of the Sequoia Mortgage Trust 2004-5 Mortgage Pass-Through Certificates (the “Certificates”), Greenwich Capital Markets, Inc., as representative (the “Representative”) of the underwriters of the Certificates has prepared certain materials (the “Collateral Term Sheet”) for distribution to potential investors.  Although Sequoia Residential Funding, Inc. provided the Representative with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheet” shall mean certain descriptive information about the mortgage loans underlying the offering of the Certificates, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Collateral Term Sheet is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Collateral Term Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       SEQUOIA RESIDENTIAL FUNDING, INC.

By:  /s/ John H. Isbrandtsen

Name: John H. Isbrandtsen

Title: Vice President

Dated:  May 14, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Collateral Term Sheet

Exhibit 99.1    Collateral Term Sheet (P)

Fremont 04-B	Fixed Pool	ARM Pool	Total Pool
Pool Characteristics
% of Aggregate Pool	23.01	76.99	100.00
Current Balance	181,791,505.28	608,334,034.74	790,125,540.02
Average Current Balance	206,816.27	212,036.96	210,812.58
Weighted Average Coupon	6.866	7.149	7.084
Weighted Average Margin	[0]	6.919	6.919
Original LTV	74.55	82.91	80.99
Credit Score	622	608	611
Debt Ratio	41.14	42.15	41.92
Current	100	100	100
Product
2/28 6 Month LIBOR ARM	[0]	96.42	74.24
3/27 6 Month LIBOR ARM	[0]	3.58	2.76
Balloon 15/30	[0]	[0]	[0]
Fixed Rate	100	[0]	23.01